U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): August 13, 1999



                      DALLAS GOLD AND SILVER EXCHANGE, INC.
             (Exact name of registrant as specified in its charter)




                                     NEVADA
                 (State or other jurisdiction of incorporation)





        1-11048                                         88-0097334
(Commission file number)                           (IRS employer identification
                                                     number)




                      2817 Forest Lane, Dallas, Texas 75234
                     (Address of principal executive office)




        Registrant's telephone number, including area code: (972)484-3662

Item 5. Acquisition or Disposition of Assets:

On August 13, 1999 Dallas Gold And Silver Exchange, Inc. (the "Company") purchased substantially all of the assets of The Silverman Group ("Silverman") located in Mt. Pleasant, South Carolina. Silverman's primary business has been conducting liquidation, consolidation, promotional or other large-scale retail sales for jewelry stores, catalog showrooms, sporting goods stores and other types of retailers. In addition, Silverman acts as a wholesaler of fine jewelry and may provide retailers with consulting services including appraisal, expert witness and turnaround services. The assets acquired by the Company include jewelry inventory in the amount of $ 2,500,000, barter credits in the amount $ 509,000, furniture and fixtures, leasehold improvements and office equipment with a net book value of $ 131,000, a note receivable valued at $ 200,000 and trade/service mark registrations. The consideration paid to complete this transaction was 200,000 of the Company's newly issued unregistered common stock and the assumption by the Company of a $ 2,500,000 obligation to First Union National Bank. These transactions were completed through the execution of the documents that are attached as exhibits to this report as set forth in item 7(c) below.

Prior to this transaction, the Company had no relationship with Silverman or First Union National Bank or any of its officers, directors, employees or owners.

The Company will conduct the business of the former Silverman Group through a newly formed wholly owned subsidiary, Silverman Liquidations, Inc. All senior management and key employees of the former Silverman Group have agreed to join the Company. The business will be conducted from a leased facility located in Mt. Pleasant, South Carolina. The facility contains 15,000 square feet of office space and is leased from an unrelated party for a term expiring in October 2003 and calls for monthly lease payments in the amount of $ 24,954.


Item 7. Financial Statements and Exhibits.

     (c) Exhibits:

1.0      AGREEMENT AND PLAN OF MERGER DATED AUGUST 13, 1999
2.0      ASSIGNMENT AGREEMENT DATED AUGUST 13, 1999
3.0      PROMISSORY NOTE DATED AUGUST 13, 1999
4.0      SECURITY AGREEMENT DATED AUGUST 13, 1999
5.0      BILL OF SALE DATED AUGUST 13, 1999


                                    SIGNATURE

In accordance with section 13 and 15(d) of the Exchange Act, the Registrant has dully caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            Dallas Gold And Silver Exchange, Inc.
                            /s/ Dr. L.S. Smith
                            ------------------------------------
                            Dr. L.S. Smith
                            Chairman of the Board
Dated: August 26, 1999